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                                                                   EXHIBIT 10.18


[SAGENT TECHNOLOGY, INC. LOGO]

                             SAGENT TECHNOLOGY, INC.

                           SOFTWARE LICENSE AGREEMENT

                                    END USER


AGREEMENT by and between Sagent Technology, Inc. ("Sagent") located at 2225 E. Bayshore Rd., Suite 100, Palo Alto, California 94303, and_______________________________ including its subsidiaries and affiliates (the "Licensee").


1.     LICENSE

In accordance with the terms herein, Sagent grants to Licensee, and Licensee accepts from Sagent, a perpetual non-exclusive and non-transferable license to use the current object code version of Sagent's Software. Licensee may install the Software for the number specified in the description of the Software attached as Exhibit A.

Licensee's use is restricted so that Licensee may not:

(a) Sublicense, sell, lease, or rent the Software;
(b) Decompile, disassemble, reverse engineer the Software;
(c) Create a derivative work of the Software;
(d) Use the software by more than the number of concurrent users that have been licensed; or
(e) Reveal benchmark tests.

2.     COPIES

The license(s) granted herein include(s) the right to copy the Software to use the Software as specified in Schedule "A" pursuant to this license and for archival and back-up only. In order to protect Sagent's copyrights in the Software, Licensee agrees to reproduce and incorporate Sagent's copyright notice in any copy, modifications or partial copy.

3.

Licensee may physically transfer the Software from (as applicable):

a. one stand alone computer or network node to another stand alone computer network node; or
b. one server to another server, provided the Software is used on only one computer, network node or server at a time; or
c. the same number of stand alone computers, network nodes or server to the same other stand alone network nodes or servers.

4.     PRICE AND PAYMENT

Licensee shall make payment to Sagent for the Software license pursuant to the fees and payment terms set forth in Exhibit A.

5.     SOFTWARE OWNERSHIP

Sagent represents that it has all rights required to licensee the Software and all portions thereof and to grant Licensee the license.

6.     OTHER SERVICES

Sagent may provide Licensee with consulting services, software maintenance, and technical support through separate agreements.

7.     TITLE TO SOFTWARE SYSTEMS

The Software and all copies thereof are proprietary to Sagent and title thereto remains with Sagent. All applicable rights to patents, copyrights, trademarks and trade secrets in the Software or any modifications or derivative works belong to and shall remain in Sagent. Licensee shall not sell, transfer, publish, or otherwise make available the Software or copies thereof to others. Licensee agrees to secure and protect each module, software product, documentation and copies thereof in a manner


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consistent with the maintenance of Sagent's rights therein and to take appropriate action by instruction or agreement with its employees or consultants who are permitted access to each program or software product to satisfy its obligations hereunder. All copies made by the Licensee of the Software and other programs developed hereunder, including translations, compilations, partial copies with modifications and updated works, are the property of Sagent. Violation of any provision of this paragraph shall be the basis for immediate termination of this License Agreement.


8.     CONFIDENTIALITY

Each party agrees to afford the other party's Proprietary Information the same degree of protection against unauthorized use or disclosure as each party normally provides for its Proprietary Information, provided that each party's obligation shall not apply to information which:

       i) Is known to the receiving party at the time of disclosure by the disclosing party;

       ii) Is now or hereafter in the public domain through no fault of the receiving party;

       iii)   Is developed independently by the receiving party; and

       iv) Is generally known or available from third parties without restriction; and

The term "Proprietary Information" means documented information or software which at the time of its disclosure to the receiving party is identified as Proprietary by an appropriate stamp or legend.

9.     WARRANTY

(a) Sagent warrants that Software will conform, as to all substantial operational features, to Sagent's current published specifications when installed and will be free of defects which substantially affect system performance.

(b) The Licensee must notify Sagent in writing, within ninety (90) days of delivery of the Software to the Licensee (not including delivery of any subsequent modifications to the Software), of its claim of any such defect. If the Software is found defective by Sagent, Sagent's sole obligation under this warranty is to use reasonable commercial efforts to attempt to correct or work around errors, replace defective media or replace the Software with functionally equivalent Software.

(c) Sagent warrants that the Software shall not cause erroneous date calculations due to miscalculations by the Software as a result of the year 2000 date change. Sagent further warrants that the Software includes the ability to manage and manipulate all data involving dates or date fields which include indication of century to ensure year 2000 compatibility.

(d) THE ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY SAGENT. SAGENT MAKES AND LICENSEE RECEIVES NO WARRANTY, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SAGENT SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF SAGENT FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF THE SOFTWARE SYSTEMS.

(e) If any modifications are made to the Software by Licensee during the warranty period, this warranty shall immediately be terminated. Correction for difficulties or defects traceable to Licensee's errors or systems changes shall be billed at Sagent's standard time and material charges.

(f) Licensee agrees that Sagent's liability arising out of contract, negligence, strict liability in tort or warranty shall not exceed any amounts payable by Licensee for the Software identified above.

10.    INDEMNITY

Sagent, at its own expense, will defend any action


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brought against Licensee to the extent that it is based on a claim that any software system used within the scope of this License Agreement infringes any U.S. patents, copyrights, license or other property right, provided that Sagent is immediately notified in writing of such claim. Sagent shall have the right to control the defense of all such claims, lawsuits and other proceedings. In no event shall Licensee settle any such claim, lawsuit or proceeding without Sagent's prior written approval.

If, as a result of any claim of infringement against any patent, copyright, license or other property right, Sagent is enjoined from using the Software, or if Sagent believes that the Software is likely to become the subject of a claim of infringement, Sagent at its option and expense may procure the right for Licensee to continue to use the Software, or replace or modify the Software so as to make it non-infringing. If neither of these two options is reasonably practicable Sagent may discontinue the license granted herein on one month's written notice and refund to Licensee the unamortized portion of the license fees hereunder (based on four years straight line depreciation, such depreciation to commence on the date of this Agreement). The foregoing states the entire liability of Sagent with respect to infringement of any copyrights or patents by the Software or any parts thereof.

11.    TERMINATION

Sagent shall have the right to terminate this agreement and license(s) granted herein:

(a) Upon ten days' written notice in the event that Licensee, its officers or employees violates any provision of this License Agreement including, but not limited to, confidentiality and payment.

(b) In the event of termination by reason of the Licensee's failure to comply with any part of this agreement, or upon any act which shall give rise to Sagent's right to terminate, Sagent shall have the right, at any time, to terminate the license(s) and take immediate possession of the Software and documentation and all copies wherever located. Within five (5) days after termination of the license(s), Licensee will return to Sagent the Software in the form provided by Sagent or as modified by the Licensee, or upon request by Sagent to destroy the Software and all copies, and certify in writing that they have been destroyed. Termination under this paragraph shall not relieve Licensee of its obligations regarding confidentiality of the Software.

(c) Without limiting any of the above provisions, in the event of termination as a result of the Licensee's failure to comply with any of its obligations under this License Agreement, the Licensee shall continue to be obligated for any payments due. Termination of the license shall be in addition to and not in lieu of any equitable remedies available to Sagent.

(d) Licensee may terminate this agreement at any time provided payment in full has been made and Licensee returns the original and all copies of Software to Sagent.

12.    TAXES

Licensee shall, in addition to the other amounts payable under this License Agreement, pay all sales and other taxes, federal, state, or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this License Agreement. Without limiting the foregoing, Licensee shall promptly pay to Sagent an amount equal to any such items actually paid, or required to be collected or paid by Sagent.

13.    GENERAL

(a) Each party acknowledges that it has read this Agreement, it understands it, and agrees to be bound by its terms, and further agrees that this is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

(b) Dates or times by which Sagent is required to make performance under this license shall be postponed automatically to the extent that Sagent is prevented from meeting them by causes beyond its reasonable control.

(c) This Agreement and performance hereunder shall be governed by the laws of the State of


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       California. Venue shall be in Santa Clara County,
       California.


(d) No action, regardless of form, arising out of this Agreement may be brought by Licensee more than two years after the cause of action has arisen.

(e) If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent, deemed to be omitted.

(f) The Licensee may not assign or sub-license, without the prior written consent of Sagent, its rights, duties or obligations under this Agreement to any person or entity, in whole or in part. A sale of substantially all of Licensee's assets to a third party or any transfer of more than 50% of the voting stock of Licensee to a third party shall not constitute an assignment under this license.

(g) The prevailing party in any action related to this agreement shall have the right to recover its reasonable expenses including attorney's fees.

(h) The waiver or failure of Sagent to exercise, in any respect, any right provided for herein shall not be deemed a waiver of any further right hereunder.


SAGENT TECHNOLOGY, INC.:                      LICENSEE:

Name:__________________________              Name:___________________________
               (Print)                                   (Print)

Address:_______________________              Address:________________________

Signature:_____________________              Signature:______________________

Title:_________________________              Title:__________________________

Date:__________________________              Date:___________________________


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                                    EXHIBIT A


1.     SOFTWARE

       Software means the following programs in object code and related online documentation:

       1.

       The number of users permitted to use the Software under this license is
       ______.

       2.

       The number of users permitted to use the Software under this license is
       ______.

       3.

       The number of users permitted to use the Software under this license is
       ______.

2.     LICENSE FEE

       Licensee will be billed upon signing a fee of U.S. $_____________ payable net 30.


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                             DESCRIPTIONS TO BE USED
                                 IN EXHIBIT "A"


Quantity          Description                                                                    Amount

                  SAGENT DATA LOAD SERVER
                  The Sagent Data Load Server performs processing for the extraction, transformation and loading of data into data marts. It is a high performance application server that has been designed from the ground up to exploit 32-bit, multi-threaded computing.

                  SAGENT DATA ACCESS SERVER
                  The Sagent Data Access Server performs processing for the delivery of information to users, whether they are accessing data via the Web or in a client/server environment. It is a high performance application server that has been designed from the ground up to exploit 32-bit, multi-threaded computing.

                  SAGENT WEBLINK
                  Sagent WebLink is a server-based application for giving Web users query, analysis and reporting capabilities.

                  SAGENT ADMIN
                  Sagent Admin is a client application that provides administrators the ability to manage user security and metadata.

                  SAGENT DESIGN STUDIO
                  Sagent Design Studio is a client application that provides intuitive and powerful visual tools for defining metadata and data flow plans.

                  SAGENT AUTOMATION SERVER
                  Sagent Automation Server is a server-based application that performs powerful event-driven scheduler for automating and troubleshooting tasks.

                  SAGENT AUTOMATION STUDIO
                  Sagent Automation Studio is a client application for defining automation flows that will be executed by Sagent Automation
                  Server.

                  SAGENT STATISTICAL CALCULATOR
                  The Sagent Statistical Calculator provides server-based analytical computing to deliver a wide range of statistical functions that apply advanced manipulations to data. The
                  Sagent Statistical Calculator makes it easy to create powerful expressions that refine data, whether it is for loading data marts or delivering information to end users.

                  SAGENT INFORMATION STUDIO
                  Sagent Information Studio is a client application that provides an intuitive environment for end users to access and share data.


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                             DESCRIPTIONS TO BE USED
                                 IN EXHIBIT "A"
                                   (CONTINUED)


Quantity          Description                                                                    Amount

                  SAGENT ANALYSIS
                  Sagent Analysis is an Information Studio module that enables users to perform multi-dimensional analysis of data.

                  SAGENT REPORTS
                  Sagent Reports is an Information Studio module that enables users to develop sophisticated reports that includes information stored in data marts.

                  STATVIEW FOR SAGENT
                  StatView for Sagent is a client application that provides a simple, flexible, and powerful interface for performing complex statistical analyses on corporate data stored in data marts or data warehouses.

                  CRYSTAL REPORTS
                  Crystal Reports is a popular client application that enables users to develop reports.


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